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                                                                     EXHIBIT 5.1

                             [PETROFINA LETTERHEAD]



Legal Department                                                  August 6, 1998
98/417-VE/ml
                                              Securities and Exchange Commission
                                              450 Fifth Street, N.W.
                                              Washington DC  20549
                                              USA


Dear Sirs,

        Re:  PetroFina Registration Statement on Form S-8

As General Counsel of PetroFina S.A., a societe anonyme/naamloze vennootschap organized under the laws of the Kingdom of Belgium (the "Company"), I am fully aware of the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission on or about August 6, 1998 under the Securities Act of 1933, as amended. The Registration Statement is being filed in connection with the registration of ordinary shares, without nominal value ("PetroFina Shares") which will be issued by the Company upon the exercise of warrants ("PetroFina Warrants") to purchase American Depositary Shares representing PetroFina Shares. For the purposes of this opinion, I have examined and relied upon such documents, records, certificate and other instruments as I have deemed necessary.

Based solely on the foregoing and upon our examination of such questions of law and statutes as I have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, I am of the opinion that when the PetroFina Shares shall have been issued upon exercise of the PetroFina Warrants in accordance with the terms of the Warrant Agreement dated August 5, 1998 between the Company and Citibank, N.A. as Warrant Agent and the Registration Statement shall have become effective, the PetroFina Shares will be legally issued, fully paid and non-assessable and will be a legally binding obligation of the Company.

This opinion shall be limited to the laws of the Kingdom of Belgium.

I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without my express prior written consent.


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I hereby consent to the filing of this opinion as an exhibit to Registration
Statement on Form S-8. The issuance of such a consent does not concede that I am an expert for the purposes of the Securities Act of 1933.

                                          Sincerely,


                                          /s/ FRANCOIS VINCKE
                                          Francois Vincke
                                          Secretary General

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